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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Market Central, Inc., a Delaware corporation, and further agree to this Joint Filing Agreement being included as an exhibit to such Schedule.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 17th day of February, 2003.



                               /s/ Glen H. Hammer
                               ------------------------------------------------
                               Glen H. Hammer



                               /s/ A. Randall Barkowitz
                               ------------------------------------------------
                               A. Randall Barkowitz



                               /s/ William A. Goldstein
                               ------------------------------------------------
                               William A. Goldstein



                               WAG HOLDINGS, LLC

                               By: /s/ William A. Goldstein
                                   --------------------------------------------
                                       William A. Goldstein, sole member and
                                        Manager